Exhibit 10.5

EXECUTION COPY

AMENDMENT No. 1

to

THE ISDA® 2002 MASTER AGREEMENT

THIS AMENDMENT NO. 1, dated as of October 26, 2012 (this “Amendment”), between BANK OF AMERICA, N.A. (“Party A”) and BOJANGLES’ RESTAURANTS, INC. and each entity listed on Appendix A to the Agreement (defined below) (collectively “Party B”) and

W I T N E S S E T H

WHEREAS, Party A and Party B have previously entered into a certain ISDA 2002 Master Agreement, dated as of June 30, 2009 (the “Master Agreement”), and the Schedule to the Master Agreement, dated as of June 30, 2009 (the “Schedule”) (the Master Agreement and the Schedule, collectively, the “Agreement”); and

WHEREAS, upon execution of this Amendment, Party A and Party B now desire to amend the Agreement, as hereinafter provided;

(1)	Amendments. The Agreement shall be amended as follows:

(a)	Annex A; Appendix A. Annex A to the Master Agreement and Appendix A to the Schedule are hereby amended by deleting “Bojangles’ Holdings, Inc.” appearing therein and replacing it for each with the following: “BHI Intermediate Holding Corp.”

(b)	Definition of Credit Agreement. The definition of “Credit Agreement” in Part 1(c) of the Schedule is hereby deleted in its entirely and replaced with the following: “Credit Agreement” means the Credit Agreement dated as of October 9, 2012 among Bojangles’ Restaurants, Inc., as the Borrower, BHI Intermediate Holding Corp., as Holdings, Party A, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto (as amended, supplemented or otherwise modified from time to time in writing).”

(c)	Threshold Amount with respect to Party B. The Threshold Amount with respect to each Party B Group Member in Part 1(c) of the Schedule is hereby amended by deleting “one million ($1,000,000)” appearing therein, and replacing it with the following “five million ($5,000,000)”.

(d)	Payee Tax Representations for Party A. Part 2(b)(i) of the Schedule is hereby amended by deleting it in its entirety and replacing it with the following:

“(i) The following representations will apply to Party A:

“Party A is a national banking association organized and existing under the laws of the United States of America, is an exempt recipient under Treasury Regulation Section 1.6049- 4(c)(1)(ii)(M), and its federal taxpayer identification number is 94-1687665.

“Party A is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.”

(e)	Payee Tax Representations for Party B. Part 2(b)(ii) of the Schedule is hereby amended by:

(i)	deleting, in its entirety, the sentence beginning with “Bojangles’ Holdings, Inc.”; and

(ii)	adding the following new paragraphs before the end thereof:

“BHI Intermediate Holding Corp. is a Delaware corporation and the federal taxpayer identification number is
61-1657379.

“Each Party B Group Member is a “U.S. person” (as that term is used in section 1.1441-4(a)(3)(ii) of United States Treasury Regulations) for U.S. federal income tax purposes.”

(f)	Tax Forms. Part 3(a) is hereby amended by adding, after the words, “Upon execution and delivery of this Agreement”, the following: “and promptly upon reasonable demand by Party A.”

(g)	FATCA. Part 5 of the Schedule shall be amended to add the following new Part 5(n) before the end thereof:

“(n)	Withholding Tax imposed on payments to non-US counterparties under the United States Foreign Account Tax Compliance Act. “Tax” as used in Part 2(a) of this Schedule (Payer Tax Representation) and “Indemnifiable Tax” as defined in Section 14 of this Agreement shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of this Agreement.

This Part 5(n) shall replace any “Express Provisions” where “Express Provisions” means any provisions expressly set out in any confirmation of a Transaction that supplements, forms a part of, and is subject to, this Agreement that provide for amendments to (i) any Payer Tax Representation contained in this Agreement, (ii) Section 2(d) of this Agreement, or (iii) the definition of “Indemnifiable Tax” in this Agreement, in each case, only in relation to FATCA Withholding Tax.”

(2)	Joint and Several Liability. In consideration of the mutual representations, warranties and covenants contained in this Amendment and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto) the parties hereto hereby agree, with effect from and as of the date hereof, that the term “Party B” as used in the Agreement and the Transactions shall mean the each Party B Group Member as amended by the terms of this Amendment. Each Party B Group Member hereby accepts and assumes in full all rights expressed to be inuring to, and all obligations expressed to be assumed by, Party B under the Agreement and the Transactions and nothing contained herein shall be construed to release, discharge, cancel, limit or otherwise modify, as the case may be, in any manner, any of the rights expressed to be inuring to, or any of the obligations expressed to be assumed by, Party B under the Agreement and the Transactions or any of the rights expressed to be inuring to, or any of the obligations expressed to be assumed by, Party A under the Agreement and the Transactions. Each Party B Group Member hereby agrees for the benefit of Party A that each Party B Group Member is, and shall continue to be, jointly and severally liable for the performance of all obligations of Party B (together with the Party B Group Members joining under the terms of this Amendment) under the Agreement and the Transactions (including, without limitation, the making of any and all payments expressed to be due to Party A thereunder) in accordance with the provisions of Part 5(1) of the Schedule.

(3)	Representations. In order to induce each other to enter into this Amendment, each party hereto makes, as of the date hereof, the representations set forth in Section 3(a) and (b) of the Agreement; provided that the phrase “this Agreement,” as used in Sections 3(a) and (b) shall mean (for the purpose of this paragraph 3 only) both this Amendment and the Agreement as amended hereby.

(4)	Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

(5)	Documents to be Delivered. Simultaneously with its delivery of this Amendment executed by it, each party hereto shall deliver to the other (x) a valid IRS Form W-9, and (y) evidence of all authorizations, approvals and other actions necessary for that party to execute and deliver this Amendment and evidence of the specimen signatures, authority and incumbency of each person executing this Amendment on that party’s behalf (unless such evidence has previously been supplied pursuant to the Agreement and remains correct and in effect).

(6)	Governing Law. This Amendment and any and all controversies arising out of or in relation to this Amendment shall be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine other than Section 5-1401 of the New York General Obligations Law).

(7)	Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.		BOJANGLES’ RESTAURANTS, INC.

By:	/s/ Ana Morales Gillard	By:	/s/ M. J. Jordan
Name:	Ana Morales Gillard	Name:	M. J. Jordan
Title:	Vice President	Title:	Senior Vice President & CFO

BHI EXCHANGE, INC. BHI INTERMEDIATE HOLDING CORP.

		By:	/s/ M. John Jordan
		Name:	M. John Jordan
		Title:	Chief Financial Officer

BJ GEORGIA, LLC BOJANGLES’ INTERNATIONAL, LLC BJ RESTAURANT DEVELOPMENT, LLC

		By:	/s/ M. John Jordan
		Name:	M. John Jordan
		Title:	Manager

[Bojangles’/BofA ISDA Amendment No. 1 - Signature Page]